EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2024 Fourth Quarter Results

Fourth Quarter 2024 Highlights:
•Net loss available to common shareholders of $54.8 million, or $2.52 per diluted share
•Adjusted pre-tax, pre-provision earnings of $21.5 million, compared to $27.5 million in prior quarter
•Sold $87.1 million LendingPoint consumer loan portfolio, recognizing net charge-offs and provision for credit losses of $17.3 million
•Committed to a plan to sell $371.7 million Greensky portfolio, recognizing net charge-offs and provision for credit losses of $33.4 million
•Net charge-offs on loans of $102.7 million and provision for credit losses on loans of $93.5 million to address credit issues in the loan portfolio including credit losses for LendingPoint and Greensky portfolios
•Net interest margin of 3.19%, compared to 3.10% in prior quarter
•Wealth management revenue of $7.7 million, compared to $7.1 million in prior quarter
•Common equity tier 1 capital ratio of 8.37%, compared to 9.00% at September 30, 2024 and 8.40% at December 31, 2023
•Total risk-based capital ratio of 13.38%, compared to 13.98% at September 30, 2024 and 13.20% at December 31, 2023
Effingham, IL, January 23, 2025 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net loss available to common shareholders of $54.8 million, or $2.52 per diluted share, for the fourth quarter of 2024, compared to net income of $16.2 million, or $0.74 per diluted share, for the third quarter of 2024. This also compares to net income available to common shareholders of $18.5 million, or $0.84 per diluted share, for the fourth quarter of 2023.
During the fourth quarter of 2024, the Company took several actions to address its credit quality issues and exit its non-core consumer loan portfolios. Our deteriorating credit quality issues were primarily within three sectors of our business: non-core consumer loans, Specialty Finance Group, and Midland Equipment Financing.
In the quarter, the Company decided to accelerate the reduction of our non-core consumer loan portfolio through sales. These loans were originated by our Fintech partners, LendingPoint and Greensky. As a result of LendingPoint’s system conversion in the third quarter of 2023, our portfolio experienced significant credit deterioration and servicing-related deficiencies. In December 2024, we sold our $87.1 million LendingPoint portfolio, recognizing net charge-offs and provision for credit losses of $17.3 million on the sale. We also committed to a plan to sell $371.7 million of our Greensky consumer loan portfolio and recognized net charge-offs and provision for credit losses of $33.4 million when these loans were transferred to held for sale. We expect to provide partial financing on the sale with senior secured loans to a special purpose entity with credit subordination and a 20% risk weighting.
The Specialty Finance Group provides bridge loan financing for commercial real estate projects, primarily multi-family and healthcare. These projects can include construction and seek short term financing in anticipation of obtaining permanent secondary market financing. The loans are typically outside of the Company’s primary market areas. We completed a strategic review of this portfolio including obtaining updated appraisals on loans that had shown elevated credit risk in the third and fourth quarters. As a result of this review, five loans with balances of $57.8 million were moved from substandard to non-performing with recognized charge-offs of $6.6 million. In addition, updated appraisals were obtained for five non-performing loans with balances of $55.8 million which resulted in charge-offs of $18.8 million recognized in the fourth quarter of 2024. In addition, we recognized impairment expense on an OREO property related to a former assisted living loan of $2.1 million in the fourth quarter of 2024.
The strategic review also included all criticized loans, construction loans and loans that failed our stress test in all portfolios, including our community bank. This resulted in charge-offs of almost all specific reserves. In addition, the Company tightened credit standards going forward and will not originate new construction loans in the Specialty Finance Group. Our strategic actions around credit administration will better position the Company going forward.
The equipment finance portfolio includes loans and leases originated to customers throughout the United States. During 2024, we experienced elevated charge-offs primarily within the trucking industry. Charge-offs in this portfolio were $15.3 million in the fourth quarter of 2024 as we evaluated equipment values for nonaccrual assets. Nonaccrual loans and leases in the finance portfolio decreased to $11.3 million from $21.4 million at September 30, 2024. Additionally, based on further deterioration in the industry, we evaluated salvage values of the leases and loans related to this industry, along with the carrying values of repossessed and off-lease equipment, and recognized impairment expense of $7.6 million.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Improving credit quality is our number one priority and in the fourth quarter we took significant steps to reduce credit risk and address our underlying credit issues. During the quarter we made the difficult decision to exit our non-core consumer portfolio and charge-off deteriorating credits in an effort to better position the Company to grow our core community banking business. Our team also reviewed our credit risk appetite profile and tightened standards going forward. On a positive note, substandard accruing loans decreased significantly in the quarter with minimal downgrades to substandard accruing. Delinquencies decreased during the quarter as well.
“We are seeing positive trends in new client additions in both our community bank and wealth management, net interest margin expanded in the quarter and with the actions we took in the quarter to reduce credit risk, we believe we are well positioned to deliver solid financial performance in 2025. We will continue to make investments in talent, technology, and marketing to further enhance our ability to generate profitable growth in the coming years” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.53 billion at December 31, 2024, compared to $7.75 billion at September 30, 2024, and $7.87 billion at December 31, 2023. At December 31, 2024, portfolio loans were $5.17 billion, compared to $5.75 billion at September 30, 2024, and $6.13 billion at December 31, 2023.

Loans
During the fourth quarter of 2024, outstanding loans declined by $581.2 million, or 10.1%, from September 30, 2024, primarily as a result of the Company’s decision to sell the Greensky and LendingPoint consumer loan portfolios, and the continuation of the Company’s plan to decrease its equipment financing portfolio to focus on commercial loan opportunities in our community banking regions.
Consumer loans decreased $506.0 million to $157.2 million at December 31, 2024, primarily due to the loan portfolio sale, transfer to held for sale, and loan paydowns. Equipment finance loan and lease balances decreased $51.7 million during the fourth quarter of 2024 as the Company continued to reduce its concentration of this product within the overall loan portfolio. Equipment financing and consumer loans comprised 15.6% and 3.0%, respectively, of the loan portfolio at December 31, 2024, compared to 15.0% and 11.5%, respectively, at September 30, 2024.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2024	2024	2024	2024	2023
Loan Portfolio
Commercial loans	$921,930	$863,922	$939,458	$913,564	$951,387
Equipment finance loans	416,969	442,552	461,409	494,068	531,143
Equipment finance leases	391,390	417,531	428,659	455,879	473,350
Commercial FHA warehouse lines	8,004	50,198	—	8,035	—
Total commercial loans and leases	1,738,293	1,774,203	1,829,526	1,871,546	1,955,880
Commercial real estate	2,591,664	2,510,472	2,421,505	2,397,113	2,406,845
Construction and land development	299,842	422,253	476,528	474,128	452,593
Residential real estate	380,557	378,657	378,393	378,583	380,583
Consumer	157,218	663,234	746,042	837,092	935,178
Total loans	$5,167,574	$5,748,819	$5,851,994	$5,958,462	$6,131,079
Loan Quality
Substandard accruing loans decreased $88.7 million to $78.8 million at December 31, 2024, as compared to September 30, 2024. This decrease was the result of a payoff of a $15.4 million relationship and the transfer of $75.1 million of problem loans to nonaccrual status. No significant new substandard loans were identified during the quarter.
Nonperforming loans increased $25.6 million to $140.1 million at December 31, 2024, as compared to September 30, 2024. Charged off nonperforming loans in the fourth quarter of 2024 totaled $48.9 million, partially offsetting the amount of loans transferred to nonaccrual status in the quarter.

	As of and for the Three Months Ended
(in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Asset Quality
Loans 30-89 days past due	$36,522	$55,329	$54,045	$58,854	$82,778
Nonperforming loans	140,138	114,556	112,124	104,979	56,351
Nonperforming assets	148,290	126,771	123,774	116,721	67,701
Substandard accruing loans	78,800	167,549	135,555	149,049	184,224
Net charge-offs	102,660	11,379	2,874	4,445	5,117
Loans 30-89 days past due to total loans	0.71%	0.96%	0.92%	0.99%	1.35%
Nonperforming loans to total loans	2.71%	1.99%	1.92%	1.76%	0.92%
Nonperforming assets to total assets	1.97%	1.64%	1.60%	1.49%	0.86%
Allowance for credit losses to total loans	1.46%	1.49%	1.58%	1.31%	1.12%
Allowance for credit losses to nonperforming loans	53.81%	74.90%	82.22%	74.35%	121.56%
Net charge-offs to average loans	7.23%	0.78%	0.20%	0.30%	0.33%
The Company recognized provision expense for credit losses on loans of $93.5 million in the fourth quarter of 2024, and recorded net loan charge-offs of $102.7 million. Provision expense for credit losses on loans was $5.0 million and $7.0 million in the third quarter of 2024 and fourth quarter of 2023, respectively. For the year ended December 31, 2024, the Company recognized provision expense for credit losses of $129.3 million and recorded net charge-offs of $121.4 million.
The allowance for credit losses on loans totaled $75.4 million at December 31, 2024, compared to $85.8 million at September 30, 2024, and $68.5 million at December 31, 2023. The allowance as a percentage of total loans was 1.46% at December 31, 2024, compared to 1.49% at September 30, 2024, and 1.12% at December 31, 2023.
Deposits
Total deposits were $6.20 billion at December 31, 2024, compared with $6.26 billion at September 30, 2024. Noninterest-bearing deposits increased $4.9 million while interest-bearing deposits decreased $64.5 million. Brokered time deposits represented 4.2% of total deposits at December 31, 2024.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2024	2024	2024	2024	2023
Deposit Portfolio
Noninterest-bearing demand	$1,055,564	$1,050,617	$1,108,521	$1,212,382	$1,145,395
Interest-bearing:
Checking	2,378,256	2,389,970	2,343,533	2,394,163	2,511,840
Money market	1,173,630	1,187,139	1,143,668	1,128,463	1,135,629
Savings	507,305	510,260	538,462	555,552	559,267
Time	822,981	849,413	852,415	845,190	862,865
Brokered time	259,507	269,437	131,424	188,234	94,533
Total deposits	$6,197,243	$6,256,836	$6,118,023	$6,323,984	$6,309,529

Results of Operations Highlights
Net Interest Income and Margin
During the fourth quarter of 2024, net interest income and net interest margin, on a tax-equivalent basis, increased to $56.3 million and 3.19%, respectively, compared to $55.2 million and 3.10%, respectively, in the third quarter of 2024. The actions taken by the Federal Reserve Bank to lower short term interest rates resulted in lower funding costs for the Company. Net interest income and net interest margin, on a tax-equivalent basis, were $58.3 million and 3.21%, respectively, in the fourth quarter of 2023.
Average interest-earning assets for the fourth quarter of 2024 were $7.01 billion, compared to $7.07 billion for the third quarter of 2024. The yield on interest-earning assets decreased 11 basis points to 5.80% compared to the third quarter of 2024, due in part to interest reversals of $1.5 million on substandard loans transferred to nonaccrual status in the fourth quarter and the impact of interest rate cuts enacted by the Federal Reserve Bank. Interest-earning assets averaged $7.20 billion for the fourth quarter of 2023.
Average loans were $5.65 billion for the fourth quarter of 2024, compared to $5.78 billion for the third quarter of 2024 and $6.20 billion for the fourth quarter of 2023. The yield on loans was 6.04% for the fourth quarter of 2024, compared to 6.15% for the third quarter of 2024 and 6.00% for the fourth quarter of 2023.
Investment securities averaged $1.21 billion for the fourth quarter of 2024, and yielded 4.73%, compared to an average balance and yield of $1.16 billion and 4.71%, respectively, for the third quarter of 2024. Investment securities averaged $883.2 million and yielded 4.16% for the fourth quarter of 2023. The Company purchased additional higher-yielding investments during 2024, resulting in the increased average balance and yield.
Average interest-bearing liabilities for the fourth quarter of 2024 were $5.69 billion, compared to $5.76 billion for the third quarter of 2024. The cost of funds decreased 24 basis points to 3.21% compared to the third quarter of 2024. Interest-bearing liabilities averaged $5.88 billion for the fourth quarter of 2023.
Average interest-bearing deposits were $5.24 billion for the fourth quarter of 2024, compared to $5.13 billion for the third quarter of 2024, and $5.30 billion for the fourth quarter of 2023. Cost of interest-bearing deposits was 3.04% in the fourth quarter of 2024, which represented a 21 basis point decrease from the third quarter of 2024, due to the recent rate cuts enacted by the Federal Reserve Bank.

	For the Three Months Ended
(dollars in thousands)	December 31, 2024			September 30, 2024			December 31, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$96,676	$1,101	4.53%	$75,255	$1,031	5.45%	$77,363	$1,054	5.41%
Investment securities(1)	1,213,248	14,417	4.73	1,162,751	13,752	4.71	883,153	9,257	4.16
Loans(1)(2)	5,652,586	85,877	6.04	5,783,408	89,344	6.15	6,196,362	93,757	6.00
Loans held for sale	12,854	129	4.00	7,505	124	6.57	4,429	81	7.26
Nonmarketable equity securities	35,171	632	7.15	41,137	788	7.62	41,192	715	6.89
Total interest-earning assets	7,010,535	102,156	5.80	7,070,056	105,039	5.91	7,202,499	104,864	5.78
Noninterest-earning assets	669,300			653,279			695,293
Total assets	$7,679,835			$7,723,335			$7,897,792

Interest-Bearing Liabilities
Interest-bearing deposits	$5,241,702	$40,016	3.04%	$5,132,640	$41,970	3.25%	$5,295,296	$39,156	2.93%
Short-term borrowings	31,853	214	2.68	53,577	602	4.47	13,139	15	0.47
FHLB advances & other borrowings	284,033	2,880	4.03	428,739	4,743	4.40	430,207	4,750	4.38
Subordinated debt	80,410	1,498	7.41	89,120	1,228	5.48	93,512	1,281	5.43
Trust preferred debentures	51,132	1,292	10.05	50,990	1,341	10.46	50,541	1,402	11.00
Total interest-bearing liabilities	5,689,130	45,900	3.21	5,755,066	49,884	3.45	5,882,695	46,604	3.14
Noninterest-bearing deposits	1,066,520			1,075,712			1,142,062
Other noninterest-bearing liabilities	117,478			97,235			108,245
Shareholders’ equity	806,707			795,322			764,790
Total liabilities and shareholder’s equity	$7,679,835			$7,723,335			$7,897,792

Net Interest Margin		$56,256	3.19%		$55,155	3.10%		$58,260	3.21%

Cost of Deposits			2.52%			2.69%			2.41%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
For the year ended December 31, 2024, net interest income, on a tax-equivalent basis, decreased to $222.8 million, with a tax-equivalent net interest margin of 3.15%, compared to net interest income, on a tax-equivalent basis, of $236.8 million, and a tax-equivalent net interest margin of 3.26% for the year ended December 31, 2023.
The yield on earning assets increased 26 basis points to 5.83% for the year ended December 31, 2024 compared to the prior year. However, the cost of interest-bearing liabilities increased at a faster rate during this period, increasing 44 basis points to 3.31% for the year ended December 31, 2024.

	For the Years Ended
(dollars in thousands)	December 31, 2024			December 31, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$76,675	$3,958	5.16%	$77,046	$3,922	5.09%
Investment securities(1)	1,116,186	51,682	4.63	854,576	30,361	3.55
Loans(1)(2)	5,840,216	353,447	6.05	6,292,260	367,762	5.84
Loans held for sale	7,185	392	5.45	4,034	260	6.45
Nonmarketable equity securities	39,108	3,070	7.85	43,318	2,819	6.51
Total interest-earning assets	7,079,370	412,549	5.83	7,271,234	405,124	5.57
Noninterest-earning assets	665,308			635,490
Total assets	$7,744,678			$7,906,724

Interest-Bearing Liabilities
Interest-bearing deposits	$5,167,787	$160,676	3.11%	$5,241,723	$136,947	2.61%
Short-term borrowings	45,251	1,960	4.33	23,406	68	0.29
FHLB advances & other borrowings	381,525	16,495	4.32	460,781	20,709	4.49
Subordinated debt	89,028	5,271	5.92	95,986	5,266	5.49
Trust preferred debentures	50,938	5,380	10.56	50,298	5,289	10.52
Total interest-bearing liabilities	5,734,529	189,782	3.31	5,872,194	168,279	2.87
Noninterest-bearing deposits	1,106,388			1,173,873
Other noninterest-bearing liabilities	109,777			90,562
Shareholders’ equity	793,984			770,095
Total liabilities and shareholders’ equity	$7,744,678			$7,906,724

Net Interest Margin		$222,767	3.15%		$236,845	3.26%

Cost of Deposits			2.56%			2.13%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.8 million for each of the years ended December 31, 2024 and 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
Noninterest Income
Noninterest income was $19.6 million for the fourth quarter of 2024, compared to $19.3 million for the third quarter of 2024. Noninterest income for the fourth quarter of 2023 was $20.5 million, and included incremental servicing revenues of $2.2 million and $1.6 million related to our commercial FHA servicing portfolio and the Greensky portfolio, respectively. Also included was a $1.1 million one-time gain from the sale of Visa B stock, offset by $2.9 million of losses on the sale of investment securities. Excluding these transactions, noninterest income for the fourth quarter of 2024, the third quarter of 2024, and the fourth quarter of 2023 was $19.6 million, $19.3 million, and $18.5 million, respectively.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2024	2024	2023	2024	2023
Noninterest income
Wealth management revenue	$7,660	$7,104	$6,604	$28,697	$25,572
Service charges on deposit accounts	3,506	3,411	3,246	13,154	11,990
Interchange revenue	3,528	3,506	3,585	13,955	14,302
Residential mortgage banking revenue	637	697	451	2,418	1,903
Income on company-owned life insurance	1,975	1,982	1,753	7,683	4,439
Loss on sales of investment securities, net	(34)	(44)	(2,894)	(230)	(9,372)
Other income	2,289	2,683	7,768	12,066	17,756
Total noninterest income	$19,561	$19,339	$20,513	$77,743	$66,590

Wealth management revenue totaled $7.7 million in the fourth quarter of 2024, an increase of $0.6 million, or 7.8%, as compared to the third quarter of 2024, due to increases in trust and estate fees. Assets under administration were $4.15 billion at December 31, 2024 compared to $4.27 billion and $3.73 billion at September 30, 2024 and December 31, 2023, respectively.
Income on company-owned life insurance income totaled $2.0 million, $2.0 million and $1.8 million for the fourth quarter of 2024, the third quarter of 2024, and the fourth quarter of 2023, respectively.
On a full year basis, noninterest income increased $11.2 million, or 16.7%. Wealth management revenue increased $3.1 million due to increases in assets under administration and estate fees. Income on company-owned life insurance increased $3.2 million. The Company surrendered certain low-yielding life insurance policies and purchased additional policies in the third quarter of 2023, resulting in the increase in revenue. In 2024, we recognized net losses on the sales of investment securities of $0.2 million compared to $9.4 million in 2023, as we took advantage of certain market conditions last year to reposition out of lower yielding securities into other structures, which resulted in improved overall margin, liquidity and capital allocations. Several one-time transactions were recognized in other noninterest income in 2023, including incremental servicing revenues of $2.2 million and $1.6 million related to our commercial FHA servicing portfolio and the Greensky portfolio, respectively. In addition, the Company recognized a $1.1 million one-time gain from the sale of Visa B stock, a gain of $0.7 million on the redemption of subordinated debt and a gain of $0.8 million on the sale of OREO.
Noninterest Expense
Noninterest expense was $54.2 million in the fourth quarter of 2024, compared to $46.7 million in the third quarter of 2024 and $44.5 million in the fourth quarter of 2023. Noninterest expense for the fourth quarter of 2024 included $7.6 million of impairment on equipment financing operating lease collateral and surrendered equipment, and $2.1 million of impairment on an OREO property. Excluding these items, noninterest expense for the fourth quarter of 2024, the third quarter of 2024, and the fourth quarter of 2023 was $44.5 million, $46.7 million, and $44.5 million, respectively.

On a full year basis, in addition to the fourth quarter expenses previously described, costs related to upgrades to our ATM fleet, loan collection expenses, and settlement of various lawsuits drove the increase in noninterest expense as compared to the prior year.
The efficiency ratio for the quarter ended December 31, 2024 was 71.42% compared to 62.76% for the quarter ended September 30, 2024, and 55.22% for the fourth quarter of 2023.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2024	2024	2023	2024	2023
Noninterest expense
Salaries and employee benefits	$22,283	$24,382	$24,031	$93,639	$93,438
Occupancy and equipment	4,286	4,393	3,934	16,785	15,986
Data processing	7,278	6,955	6,963	28,160	26,286
Professional services	1,580	1,744	2,072	7,822	7,049
Amortization of intangible assets	952	951	1,130	4,008	4,758
Impairment on leased assets and surrendered assets	7,601	—	—	7,601	—
FDIC insurance	1,383	1,402	1,147	5,278	4,779
Other expense	8,820	6,906	5,211	29,969	21,606
Total noninterest expense	$54,183	$46,733	$44,488	$193,262	$173,902
Income Tax Expense
Income tax benefit was $19.6 million for the fourth quarter of 2024, compared to expenses of $4.1 million for the third quarter of 2024 and $6.4 million for the fourth quarter of 2023. The resulting effective tax rates were 27.2%, 18.1% and 23.7%, respectively.
Capital
At December 31, 2024, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of December 31, 2024
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.75%	13.38%	10.50%
Tier 1 capital to risk-weighted assets	11.54%	11.11%	8.50%
Common equity Tier 1 capital to risk-weighted assets	11.54%	8.37%	7.00%
Tier 1 leverage ratio	9.71%	9.36%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.14%	N/A
(1) A non-GAAP financial measure. Refer to page 17 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges resulted in an accumulated other comprehensive loss of $82.0 million at December 31, 2024, which reduced tangible book value by $3.81 per share.

Stock Repurchase Program
As previously disclosed, on December 5, 2023, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company was authorized to repurchase up to $25.0 million of common stock through December 31, 2024. During the fourth quarter of 2024, the Company did not repurchased any shares of its common stock. The program terminated effective December 31, 2024.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2024, the Company had total assets of approximately $7.53 billion, and its Wealth Management Group had assets under administration of approximately $4.15 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-

looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Earnings Summary
Net interest income	$56,035	$54,950	$58,077	$221,957	$236,017
Provision for credit losses	93,540	5,000	6,950	129,340	21,132
Noninterest income	19,561	19,339	20,513	77,743	66,590
Noninterest expense	54,183	46,733	44,488	193,262	173,902
(Loss) income before income taxes	(72,127)	22,556	27,152	(22,902)	107,573
Income tax (benefit) expense	(19,586)	4,080	6,441	(9,472)	32,113
Net (loss) income	(52,541)	18,476	20,711	(13,430)	75,460
Preferred dividends	2,228	2,229	2,228	8,913	8,913
Net (loss) income available to common shareholders	$(54,769)	$16,247	$18,483	$(22,343)	$66,547

Diluted (loss) earnings per common share	$(2.52)	$0.74	$0.84	$(1.05)	$2.97
Weighted average common shares outstanding - diluted	21,753,711	21,678,242	21,822,328	21,737,958	22,124,402
(Loss) return on average assets	(2.72)%	0.95%	1.04%	(0.17)%	0.95%
(Loss) return on average shareholders' equity	(25.91)%	9.24%	10.74%	(1.69)%	9.80%
(Loss) return on average tangible common equity (1)	(41.76)%	12.69%	15.41%	(4.40)%	13.89%
Net interest margin	3.19%	3.10%	3.21%	3.15%	3.26%
Efficiency ratio (1)	71.42%	62.76%	55.22%	64.31%	55.91%

Adjusted Earnings Performance Summary (1)
Adjusted (loss) earnings available to common shareholders	$(54,735)	$16,223	$19,793	$(22,344)	$76,576
Adjusted diluted (loss) earnings per common share	$(2.52)	$0.74	$0.89	$(1.05)	$3.42
Adjusted (loss) return on average assets	(2.72)%	0.95%	1.11%	(0.17)%	1.08%
Adjusted (loss) return on average shareholders' equity	(25.89)%	9.23%	11.42%	(1.69)%	11.10%
Adjusted (loss) return on average tangible common equity	(41.74)%	12.67%	16.51%	(4.40)%	15.98%
Adjusted pre-tax, pre-provision earnings	$21,460	$27,523	$35,898	$106,437	$136,303
Adjusted pre-tax, pre-provision return on average assets	1.11%	1.42%	1.80%	1.37%	1.72%

Market Data
Book value per share at period end	$29.10	$33.08	$31.61
Tangible book value per share at period end (1)	$21.01	$24.90	$23.35
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$24.82	$27.74	$26.91
Market price at period end	$24.40	$22.38	$27.56
Common shares outstanding at period end	21,494,485	21,393,905	21,551,402

Capital
Total capital to risk-weighted assets	13.38%	13.98%	13.20%
Tier 1 capital to risk-weighted assets	11.11%	11.65%	10.91%
Common equity tier 1capital to risk-weighted assets	8.37%	9.00%	8.40%
Tier 1 leverage ratio	9.36%	10.10%	9.71%
Tangible common equity to tangible assets (1)	6.14%	7.03%	6.55%

Wealth Management
Trust assets under administration	$4,153,080	$4,268,539	$3,733,355
(1) Non-GAAP financial measures. Refer to pages 15 - 17 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2024	2024	2024	2024	2023
Assets
Cash and cash equivalents	$114,766	$121,873	$124,646	$167,316	$135,061
Investment securities	1,212,366	1,216,795	1,099,654	1,044,900	920,396
Loans	5,167,574	5,748,819	5,851,994	5,958,462	6,131,079
Allowance for credit losses on loans	(75,414)	(85,804)	(92,183)	(78,057)	(68,502)
Total loans, net	5,092,160	5,663,015	5,759,811	5,880,405	6,062,577
Loans held for sale	346,565	8,001	5,555	5,043	3,811
Premises and equipment, net	85,710	84,672	83,040	81,831	82,814
Other real estate owned	6,413	8,646	8,304	8,920	9,112
Loan servicing rights, at lower of cost or fair value	17,842	18,400	18,902	19,577	20,253
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	12,100	13,052	14,003	15,019	16,108
Company-owned life insurance	211,168	209,193	207,211	205,286	203,485
Other assets	268,061	245,932	274,244	241,608	251,347
Total assets	$7,529,055	$7,751,483	$7,757,274	$7,831,809	$7,866,868

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,055,564	$1,050,617	$1,108,521	$1,212,382	$1,145,395
Interest-bearing deposits	5,141,679	5,206,219	5,009,502	5,111,602	5,164,134
Total deposits	6,197,243	6,256,836	6,118,023	6,323,984	6,309,529
Short-term borrowings	87,499	13,849	7,208	214,446	34,865
FHLB advances and other borrowings	258,000	425,000	600,000	255,000	476,000
Subordinated debt	77,749	82,744	91,656	93,617	93,546
Trust preferred debentures	51,205	51,058	50,921	50,790	50,616
Other liabilities	121,246	103,737	103,694	102,966	110,459
Total liabilities	6,792,942	6,933,224	6,971,502	7,040,803	7,075,015
Total shareholders’ equity	736,113	818,259	785,772	791,006	791,853
Total liabilities and shareholders’ equity	$7,529,055	$7,751,483	$7,757,274	$7,831,809	$7,866,868

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share data)	2024	2024	2023	2024	2023
Net interest income:
Interest income	$101,935	$104,834	$104,681	$411,739	$404,296
Interest expense	45,900	49,884	46,604	189,782	168,279
Net interest income	56,035	54,950	58,077	221,957	236,017
Provision for credit losses on loans	92,270	5,000	6,950	128,270	21,132
Provision for credit losses on unfunded commitments	1,270	—	—	1,070	—
Total provision for credit losses	93,540	5,000	6,950	129,340	21,132
Net interest income after provision for credit losses	(37,505)	49,950	51,127	92,617	214,885
Noninterest income:
Wealth management revenue	7,660	7,104	6,604	28,697	25,572
Service charges on deposit accounts	3,506	3,411	3,246	13,154	11,990
Interchange revenue	3,528	3,506	3,585	13,955	14,302
Residential mortgage banking revenue	637	697	451	2,418	1,903
Income on company-owned life insurance	1,975	1,982	1,753	7,683	4,439
Loss on sales of investment securities, net	(34)	(44)	(2,894)	(230)	(9,372)
Other income	2,289	2,683	7,768	12,066	17,756
Total noninterest income	19,561	19,339	20,513	77,743	66,590
Noninterest expense:
Salaries and employee benefits	22,283	24,382	24,031	93,639	93,438
Occupancy and equipment	4,286	4,393	3,934	16,785	15,986
Data processing	7,278	6,955	6,963	28,160	26,286
Professional services	1,580	1,744	2,072	7,822	7,049
Amortization of intangible assets	952	951	1,130	4,008	4,758
Impairment on leased assets and surrendered assets	7,601	—	—	7,601	—
FDIC insurance	1,383	1,402	1,147	5,278	4,779
Other expense	8,820	6,906	5,211	29,969	21,606
Total noninterest expense	54,183	46,733	44,488	193,262	173,902
(Loss) income before income taxes	(72,127)	22,556	27,152	(22,902)	107,573
Income tax (benefit) expense	(19,586)	4,080	6,441	(9,472)	32,113
Net (loss) income	(52,541)	18,476	20,711	(13,430)	75,460
Preferred stock dividends	2,228	2,229	2,228	8,913	8,913
Net (loss) income available to common shareholders	$(54,769)	$16,247	$18,483	$(22,343)	$66,547

Basic (loss) earnings per common share	$(2.52)	$0.74	$0.84	$(1.05)	$2.97
Diluted (loss) earnings per common share	$(2.52)	$0.74	$0.84	$(1.05)	$2.97

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
(Loss) income before income tax (benefit) expense - GAAP	$(72,127)	$22,556	$27,152	$(22,902)	$107,573
Adjustments to noninterest income:
Loss on sales of investment securities, net	34	44	2,894	230	9,372
(Gain) on sale of Visa B shares	—	—	(1,098)	—	(1,098)
Loss (gain) on repurchase of subordinated debt	13	(77)	—	(231)	(676)
Total adjustments to noninterest income	47	(33)	1,796	(1)	7,598
Adjusted (loss) earnings pre tax - non-GAAP	(72,080)	22,523	28,948	(22,903)	115,171
Adjusted (loss) earnings tax (benefit) expense	(19,573)	4,071	6,927	(9,472)	29,682
Adjusted (loss) earnings - non-GAAP	(52,507)	18,452	22,021	(13,431)	85,489
Preferred stock dividends	2,228	2,229	2,228	8,913	8,913
Adjusted (loss) earnings available to common shareholders	$(54,735)	$16,223	$19,793	$(22,344)	$76,576
Adjusted diluted (loss) earnings per common share	$(2.52)	$0.74	$0.89	$(1.05)	$3.42
Adjusted (loss) return on average assets	(2.72)%	0.95%	1.11%	(0.17)%	1.08%
Adjusted (loss) return on average shareholders' equity	(25.89)%	9.23%	11.42%	(1.69)%	11.10%
Adjusted (loss) return on average tangible common equity	(41.74)%	12.67%	16.51%	(4.40)%	15.98%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2024	2024	2023	2024	2023
Adjusted (loss) earnings pre tax - non-GAAP	$(72,080)	$22,523	$28,948	$(22,903)	$115,171
Provision for credit losses	93,540	5,000	6,950	129,340	21,132
Adjusted pre-tax, pre-provision earnings - non-GAAP	$21,460	$27,523	$35,898	$106,437	$136,303
Adjusted pre-tax, pre-provision return on average assets	1.11%	1.42%	1.80%	1.37%	1.72%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2024	2024	2023	2024	2023
Noninterest expense - GAAP	$54,183	$46,733	$44,488	$193,262	$173,902

Net interest income - GAAP	$56,035	$54,950	$58,077	$221,957	$236,017
Effect of tax-exempt income	221	205	183	810	828
Adjusted net interest income	56,256	55,155	58,260	222,767	236,845

Noninterest income - GAAP	19,561	19,339	20,513	77,743	66,590
Loss on sales of investment securities, net	34	44	2,894	230	9,372
(Gain) on sale of Visa B shares	—	—	(1,098)	—	(1,098)
Loss (gain) on repurchase of subordinated debt	13	(77)	—	(231)	(676)
Adjusted noninterest income	19,608	19,306	22,309	77,742	74,188

Adjusted total revenue	$75,864	$74,461	$80,569	$300,509	$311,033

Efficiency ratio	71.42%	62.76%	55.22%	64.31%	55.91%

Return on Average Tangible Common Equity

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2024	2024	2023	2024	2023
Net (loss) income available to common shareholders	$(54,769)	$16,247	$18,483	$(22,343)	$66,547

Average total shareholders' equity—GAAP	$806,707	$795,322	$764,790	$793,984	$770,095
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(12,551)	(13,506)	(16,644)	(14,011)	(18,376)
Average tangible common equity	$521,704	$509,364	$475,694	$507,521	$479,267
(Loss) return on average tangible common equity	(41.76)%	12.69%	15.41%	(4.40)%	13.89%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2024	2024	2024	2024	2023
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$736,113	$818,259	$785,772	$791,006	$791,853
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(12,100)	(13,052)	(14,003)	(15,019)	(16,108)
Tangible common equity	451,561	532,755	499,317	503,535	503,293

Less: Accumulated other comprehensive loss (AOCI)	(81,960)	(60,640)	(82,581)	(81,419)	(76,753)
Tangible common equity excluding AOCI	$533,521	$593,395	$581,898	$584,954	$580,046

Total Assets to Tangible Assets:
Total assets—GAAP	$7,529,055	$7,751,483	$7,757,274	$7,831,809	$7,866,868
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(12,100)	(13,052)	(14,003)	(15,019)	(16,108)
Tangible assets	$7,355,051	$7,576,527	$7,581,367	$7,654,886	$7,688,856

Common Shares Outstanding	21,494,485	21,393,905	21,377,215	21,485,231	21,551,402

Tangible Common Equity to Tangible Assets	6.14%	7.03%	6.59%	6.58%	6.55%
Tangible Book Value Per Share	$21.01	$24.90	$23.36	$23.44	$23.35
Tangible Book Value Per Share, excluding AOCI	$24.82	$27.74	$27.22	$27.23	$26.91